UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
September 27, 2022
DiamondRock Hospitality Company
(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2 Bethesda Metro Center, Suite 1400
Bethesda, MD 20814
(Address of Principal Executive Offices) (Zip Code)

(Registrant’s telephone number, including area code): (240) 744-1150
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DRH	New York Stock Exchange
8.250% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	DRH Pr A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

This Current Report on Form 8-K (“Current Report”) contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “anticipate,” “position,” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to national and local economic and business conditions, including the impact of COVID-19 on occupancy rates at our hotels and the demand for hotel products and services, and those risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed on February 22, 2022 and our Quarterly Reports on Form 10-Q filed on May 6, 2022 and August 4, 2022. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this Current Report is as of the date of this Current Report, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

ITEM 1.01 Entry into a Material Definitive Agreement.

On September 27, 2022, DiamondRock Hospitality Company (the “Company”), as parent guarantor, DiamondRock Hospitality Limited Partnership, as borrower, and certain subsidiaries of the Company, as guarantors, entered into a Sixth Amended and Restated Credit Agreement with Wells Fargo Bank, National Association, as administrative agent, and certain other lenders named therein (the “Amended Credit Agreement”). The Amended Credit Agreement provides for a $400 million senior unsecured revolving credit facility and two term loan facilities in the aggregate amount of $800 million. Wells Fargo Securities LLC, BofA Securities, Inc, U.S Bank National Association and TD Securities (USA) LLC are joint lead arrangers and bookrunners of the Credit Agreement. KeyBanc Capital Markets, Inc., Regions Capital Markets, PNC Capital Markets LLC and Capital One, National Association are joint lead arrangers of the Credit Agreement. Bank of America, N.A., U.S. Bank National Association and TD Bank, N.A. are syndication agents, KeyBank National Association, Regions Bank, PNC Bank, National Association, BMO Harris Bank, N.A. and Capital One, National Association are documentation agents and Wells Fargo Bank, National Association and PNC Bank, National Association are sustainability structuring agents.

The revolving credit facility under the Amended Credit Agreement matures on September 27, 2026. The Company may extend the maturity date of the revolving credit facility for an additional year upon the payment of applicable fees and satisfaction of certain standard conditions. The Company also has the right to increase the aggregate amount of the facilities to $1.4 billion upon the satisfaction of certain standard conditions.

The term loan facilities consist of a $500 million term loan that matures on January 3, 2028 (the “Term 1 Loan”) and a $300 million term loan that matures January 3, 2025 (the “Term 2 Loan”). The maturity date of the Term 2 Loan may be extended for an additional year upon the payment of applicable fees and satisfaction of certain standard conditions.

Interest is paid on the periodic advances on the revolving credit facility and amounts outstanding on the term loans at varying rates, based upon adjusted SOFR as defined in the Amended Credit Agreement plus an applicable margin. The applicable margin is based upon the Company’s ratio of net indebtedness to EBITDA, as follows:

Level	Ratio of Net Indebtedness to EBITDA	Applicable Margin for Revolving Loans	Applicable Margin for Term Loans
1	Less than 30%	1.40%	1.35%
2	Greater than or equal to 30% but less than 35%	1.45%	1.40%
3	Greater than or equal to 35% but less than 40%	1.50%	1.45%
4	Greater than or equal to 40% but less than 45%	1.60%	1.55%
5	Greater than or equal to 45% but less than 50%	1.80%	1.75%
6	Greater than or equal to 50% but less than 55%	1.95%	1.85%
7	Greater than or equal to 55%	2.25%	2.20%

In addition, the Amended Credit Agreement also features a sustainability-linked pricing component whereby the Applicable Margin can be reduced by up to 0.04% if the Borrower meets certain sustainability performance targets.

In addition to the interest payable on borrowings under the Credit Agreement, the Company is required to pay an amount equal to 0.20% of the unused portion of the Revolving Credit Facility if the average usage of the Credit Agreement is greater than or equal to 50% and 0.30% if the average usage of the Revolving Credit Facility is less than 50%.

The Credit Agreement contains various corporate financial covenants. A summary of the most restrictive covenants is as follows:

Covenant
Maximum leverage ratio	60%
Minimum fixed charge coverage ratio	1.50x
Secured Indebtness	Less than 45% of Total Asset Value
Unencumbered Leverage Ratio	60%
Unencumbered Implied Debt Service Coverage Ratio	1.20x

The Credit Agreement contains representations, financial and other affirmative and negative covenants, events of default and remedies typical for this type of facility. Any failure to comply with the financial and operating covenants of the Credit Agreement would constitute a default, which could result in, among other things, the amounts outstanding, including all accrued interest and unpaid fees, becoming immediately due and payable.

The Company utilized the proceeds from the term loans to repay the $350 million term loan in the prior facility, the $50 million term loan facility that was scheduled to mature in October 2023 and the $150 million that was outstanding on its revolving credit facility. The Company plans to utilize the remaining proceeds to repay its 2023 mortgage loan maturities over the next 90 days. Upon the repayment of the mortgage loans, the Company will have no debt maturities until August 2024.

The foregoing description of the Credit Agreement is qualified in its entirety by the full terms and conditions of the Credit Agreement which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 2.03 Creation Of A Direct Financial Obligation Or An Obligation Under An Off-Balance Sheet Arrangement Of A Registrant.

The information set forth under Item 1.01 of this Current Report hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On September 28, 2022, the Company issued a press release announcing the closing of the Sixth Amended and Restated Credit Agreement. A copy of that press release is furnished as Exhibit 99.1 to this report.

The information contained in the press release as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this report:
Exhibit No. Description
10.1                Sixth Amended and Restated Credit Agreement dated as of September 27, 2022
99.1                Press Release, dated September 28, 2022
101.SCH            Inline XBRL Taxonomy Extension Schema Document
101.CAL            Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF            Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB            Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE            Inline XBRL Taxonomy Extension Presentation Linkbase Document
104                Cover Page Interactive Data File

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Dated: September 28, 2022	By:	/s/ Briony R. Quinn
Briony R. Quinn
Senior Vice President and Treasurer